UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2021

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On February 17, 2021, Sesen Bio, Inc. (the “Company”) entered into Amendment No. 2 (the “Second Amendment”) to the Open Market Sale AgreementSM, dated November 29, 2019, as amended by Amendment No. 1 to the Open Market Sale AgreementSM, dated October 30, 2020 (the “Sale Agreement”) with Jefferies LLC, as sales agent (“Jefferies”). The Second Amendment allows for the Company to issue and sell through Jefferies up to an additional $34.5 million of shares of its common stock, par value $0.001 per share (“Common Stock”), under the Sale Agreement. As a result of the Second Amendment, the Company now has approximately $35.5 million in total remaining capacity under the Sale Agreement, which the Company may sell efficiently from time to time over the coming months.
This description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.
The Common Stock to be sold under the Sale Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-223750), previously filed with the Securities and Exchange Commission (“SEC”) on March 19, 2018, and subsequently amended on May 16, 2018, and declared effective by the SEC on June 8, 2018. On February 17, 2021, the Company filed a prospectus supplement (the “Prospectus Supplement”) with the SEC in connection with the offer and sale of the Common Stock pursuant to the Sale Agreement, as amended by the Second Amendment. The Prospectus Supplement supersedes, and the Company has ceased the use of and the offering of shares of Common Stock under, the Company’s prior prospectus supplement dated October 30, 2020. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction
The legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Common Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, the Company’s intentions or ability to sell shares of Common Stock efficiently pursuant to the Sale Agreement. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment No. 2 to the Open Market Sale AgreementSM, dated February 17, 2021, by and between Sesen Bio, Inc. and Jefferies LLC
5.1	Legal Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 17, 2021

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer